EXHIBIT 2

                             AMENDMENT NUMBER ONE TO
                            ASSET PURCHASE AGREEMENT

         This AMENDMENT NUMBER ONE TO ASSET PURCHASE AGREEMENT (the "AMENDMENT") is entered into as of October 27, 1998 by and among Encore Computer Corporation, a Delaware corporation, Encore Computer International, Inc., a Delaware corporation, Encore Computer U.S., Inc., a Delaware corporation, Gould Electronics, Inc., an Ohio corporation and Encore Real Time Computing, Inc., a Delaware corporation (formerly Encore Acquisition Corp.)

                                  INTRODUCTION

         The parties hereto entered into that certain Asset Purchase Agreement dated as of June 1, 1998 (the "AGREEMENT") with respect to the purchase of certain assets and the assumption of certain liabilities of Encore Computer Corporation and its affiliates. The parties hereto desire to amend the Agreement as hereinafter provided.

         NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

         1. DEFINED TERMS. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Agreement.

         2. TERMINATION OF AGREEMENT. Section 7.1(f) of the Agreement is hereby amended to read in full as follows:

                           (f) by either the Buyer or the Company if the Closing
                  has not occurred by the earliest of (i) November 30, 1998, or
                  (ii) such other date, if any, as the Buyer and the Company may agree in writing and the terminating party is not at such time in breach of a representation or warranty or in violation of a covenant or agreement contained herein.

         3. FULL FORCE AND EFFECT. Except as provided in this Amendment, all of the terms and provisions of the Agreement shall remain unmodified and in full force and effect and are hereby ratified and confirmed.

         4. GOVERNING LAW. The internal laws of the State of Delaware shall govern and be used to construe this Amendment without giving regard to principles of conflict of laws thereof.

         5. COUNTERPARTS. This Amendment may be executed in counterparts, each of which shall be deemed an original, and all of which shall constitute one and the same instrument.


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         IN WITNESS WHEREOF, the undersigned have caused this Amendment to be executed as of the date first above written.

                        ENCORE REAL TIME COMPUTING, INC.

                        By:
                           -----------------------------------
                           Name:
                           Title:

                        ENCORE COMPUTER CORPORATION

                        By:
                           -----------------------------------
                           Name:
                           Title:

                        ENCORE COMPUTER U.S., INC.

                        By:
                           -----------------------------------
                           Name:
                           Title:

                        ENCORE COMPUTER INTERNATIONAL, INC.

                        By:
                           -----------------------------------
                           Name:
                           Title:

                        GOULD ELECTRONICS INC.

                        By:
                           -----------------------------------
                           Name:
                           Title: